Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 129 to Registration Statement No. 002-84776 on Form N-1A of our reports dated December 14, 2012, relating to the financial statements and financial highlights of Fidelity Advisor Value Fund and Fidelity Advisor High Income Fund, of our report dated December 18, 2012, relating to the financial statements and financial highlights of Fidelity Advisor High Income Advantage Fund, and of our report dated December 19, 2012, relating to the financial statements and financial highlights of Fidelity Advisor Floating Rate High Income Fund, each a fund of Fidelity Advisor Series I, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series I for the year ended October 31, 2012, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

December 21, 2012